Exhibit 99.1

Zumiez Inc. Announces Record Fiscal 2007 Fourth Quarter Results

Q4-07 Net Sales Increased 12.7% to $126.6 Million;

Comparable Store Sales Increased 4.0% in Fourth Quarter;

Q4-07 Diluted EPS Increased to $0.42;

Company Introduces Fiscal 2008 EPS Guidance of Approximately $0.90 to $0.93

EVERETT, Wash.--(BUSINESS WIRE)--Zumiez Inc. (NASDAQ: ZUMZ) today reported results for the fourth quarter ended February 2, 2008.

Total net sales for the fourth quarter (13 weeks) ended February 2, 2008 increased by 12.7% to $126.6 million from $112.4 million reported in the fourth quarter ended February 3, 2007 (14 weeks). The company posted net income for the quarter of $12.4 million or $0.42 per diluted share versus $11.3 million or $0.39 per diluted share in the fourth quarter of the prior fiscal year. Comparable store sales increased 4.0% for the fourth quarter of fiscal 2007 compared to a 12.0% increase in the fourth quarter of fiscal 2006.

Total net sales for fiscal 2007 (52 week period) increased by 27.9% to $381.4 million from $298.2 million reported in fiscal 2006 (53 week period). The company posted net income of $25.3 million or $0.86 per diluted share in fiscal 2007 versus $20.9 million or $0.73 per diluted share in the prior year. Comparable store sales increased 9.2% in fiscal 2007 compared to 13.0% in fiscal 2006.

Rick Brooks, President and Chief Executive Officer of Zumiez Inc., stated, “While we experienced some softness in sales late in the year, Zumiez still posted record sales and earnings results for both fiscal 2007 and the fourth quarter, and we opened 50 new stores bringing our total store count to 285 at the end of the year. Although there may be some near-term challenges in fiscal 2008, we remain upbeat regarding the long term prospects for Zumiez. We believe we are making the right investments and decisions to prudently manage through 2008, while keeping long-term profitable growth as our highest priority.”

2008 Outlook

The company is introducing guidance for fiscal 2008 of approximately $0.90 to $0.93 in diluted earnings per share. This guidance is based on anticipated square footage growth of approximately 20% and on a flat to low-single digit increase in comparable store sales. We anticipate opening about 57 stores in 2008, in-line with our targeted square footage growth of 20% per year. Weighted average diluted shares for the fiscal year are expected to be approximately 29,700,000.

In putting forth this outlook, the company reminds investors of the complexity of accurately assessing future growth given the difficulty in predicting fashion trends and consumer preferences, boardsports popularity and participation rates, general economic conditions, weather and the impact of other business variables and risks. Our business outlook is based on our current expectations and includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Although the Company believes the comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

A conference call will be held today to discuss fourth quarter results and will be webcast at 5:00 p.m. ET on http://ir.zumiez.com. Participants may also dial (888) 680-0894 or (617) 213-4860 (international) followed by the conference identification code of 19781243. Telephonic participants can reduce pre-call hold time by registering for the conference in advance via the following link:

https://www.theconferencingservice.com/ prereg/key.process?key=P67T3VK8U

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About Zumiez Inc.

Zumiez is a leading specialty retailer of action sports related apparel, footwear, equipment and accessories. Our stores cater to young men and women between ages 12-24, focusing on skateboarding, surfing, snowboarding, motocross and BMX. As of February 2, 2008 we operate 285 stores, which are primarily located in shopping malls and our web site address is www.zumiez.com.

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the company’s quarterly report on Form 10-Q for the quarter ended November 3, 2007 as filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

ZUMIEZ INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	February 2,	February 3,	February 2,	February 3,
	2008	2007	2008	2007
Net sales	$126,606	$112,378	$381,416	$298,177
Cost of goods sold	78,039	68,265	244,429	189,959
Gross profit	48,567	44,113	136,987	108,218

Selling, general and administrative expenses	29,229	26,055	98,042	75,774
Operating profit	19,338	18,058	38,945	32,444

Interest income, net	551	365	1,722	1,178
Other income (expense)	-	-	3	(16)
Earnings before income taxes	19,889	18,423	40,670	33,606

Provision for income taxes	7,447	7,145	15,344	12,750

Net income	$12,442	$11,278	$25,326	$20,856

Basic net income per share	$0.43	$0.41	$0.89	$0.76

Diluted net income per share	$0.42	$0.39	$0.86	$0.73

Weighted average shares used in computation of earnings per share:
Basic	29,002,852	27,789,980	28,608,818	27,542,891

Diluted	29,321,680	28,973,631	29,322,337	28,703,037

ZUMIEZ INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

(Unaudited)

	February 3,	February 2,
	2007	2008

Assets
Current assets
Cash and cash equivalents	$8,161	$11,945
Marketable securities	43,816	64,587
Receivables	5,223	4,775
Inventory	42,157	48,721
Prepaid expenses and other	3,593	4,440
Deferred tax assets	1,551	1,089
Total current assets	104,501	135,557

Leasehold improvements and equipment, net	49,889	65,937
Goodwill	12,904	13,154
Deferred tax assets	-	1,447
Total long-term assets	62,793	80,538

Total assets	$167,294	$216,095

Liabilities and Shareholders’ Equity
Current liabilities
Trade accounts payable	$24,164	$19,672
Book overdraft	6,083	7,384
Accrued payroll and payroll taxes	4,784	5,097
Income taxes payable	6,598	47
Current portion of deferred rent and tenant allowances	1,377	2,136
Other accrued liabilities	6,566	9,060
Total current liabilities	49,572	43,396

Long-term deferred rent and tenant allowances, less current portion	12,069	18,097
Deferred tax liabilities	841	-
Total long-term liabilities	12,910	18,097
Total liabilities	62,482	61,493
Commitments and contingencies (Note 8)	—	—

Shareholders’ equity
Preferred stock, no par value, 40,000,000 shares authorized; none issued and outstanding	—	—
Common stock, no par value, 100,000,000 shares authorized; 27,880,512 shares issued and outstanding at February 3, 2007, 29,002,852 shares issued and outstanding at February 2, 2008	45,311	69,297
Accumulated other comprehensive income (loss)	(14)	464
Retained earnings	59,515	84,841
Total shareholders’ equity	104,812	154,602

Total liabilities and shareholders’ equity	$167,294	$216,095

CONTACT:
Company:
Zumiez Inc.
Trevor Lang, 425-551-1500 ext. 1564
Chief Financial Officer
or
Investor:
Integrated Corporate Relations
David Griffith/Chad Jacobs
203-682-8200